EXHIBIT 4(t)


             FIRST AMENDMENT TO INVESTMENT AGREEMENT

     THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT is made as of the 12th day of September, 1997 by and among: (i) PICO PRODUCTS, INC., a New York corporation (the "Parent"); (ii) PICO MACOM, INC., a Delaware corporation ("PMI"), and such other parties as listed on Schedule A upon execution of a joinder as hereinafter provided; (the Parent, PMI, and such other parties (the "Subsidiaries") who have executed the joinder in the form set forth as Exhibit A hereto, are hereinafter collectively referred to as "Borrowers"); and (iii) ALLIED CAPITAL CORPORATION ("ACC"), ALLIED INVESTMENT CORPORATION ("AIC"), ALLIED INVESTMENT CORPORATION II ("AICII") and ALLIED CAPITAL CORPORATION II ("ACCII"), each a Maryland corporation (collectively, "Allied").

                             RECITALS:

     A. Pursuant to the terms and conditions of an Investment Agreement, dated as of the date hereof, among the Borrowers and certain other parties named therein, ACC, AIC and ACCII made an aggregate investment of One Million Four Hundred Eighty-Five Thousand Dollars ($1,485,000) (the "Allied Investment") in the Borrowers to be evidenced by certain junior secured subordinated debentures.

     B. Pursuant to the terms and conditions of an Investment Agreement dated November 21, 1996 (the "1996 Investment Agreement"), among the Borrowers and Allied, Allied made an aggregate investment of Five Million Dollars ($5,000,000) in the Borrowers which were evidenced by certain senior secured subordinated debentures.

     C. Pursuant to the Investment Agreement dated as of the date hereof, the Borrowers and Allied agreed to enter into this agreement to amend the 1996 Investment Agreement.

     NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4.09 of the 1996 Investment Agreement will be replaced in its entirety by the following:

          "4.09     FINANCIAL COVENANTS.

               (a) PMI shall maintain each of the following levels of financial performance, measured in accordance with GAAP:

                    (i) Net Working Capital of not less than $3,500,000, determined at the end of each fiscal quarter;

                    (ii) Working Capital Ratio of not less than 1.30:1, determined at the end of each fiscal quarter;

                  (iii) Tangible Net Worth of not less than $7,500,000, determined at the end of each fiscal quarter;

                    (iv) Debt to Tangible Net Worth ratio of not more than 2.25:1, determined at the end of each fiscal quarter; and

                    (v) Net Income After Taxes of not less than $900,000, for each fiscal year.

          Notwithstanding the foregoing provision, all covenants contained in this Section 4.09(a) are waived with respect to the fiscal year ended July 31, 1997 and during the first sixty (60) days following September 12, 1997. In addition, if PMI renegotiates the financial covenants applicable to PMI or the Parent with the Senior Holder during the 60 day period, those renegotiated financial covenants are hereby incorporated in this Agreement as if set forth in full and the financial covenants set forth above are terminated. No future amendments to or waivers of the renegotiated financial covenants by the Senior Holder will apply to this Agreement unless separately consented to by Allied. In the event that no financial covenants are renegotiated with the Senior Holder within 60 days after September 12, 1997, the foregoing 60-day waiver by the Holders set forth above shall terminate and the provisions of this Section 4.09(a) will apply to PMI, from and after such date.

          As used in this Section 4.09(a), the following terms shall have the meanings indicated with respect to PMI:

                    (1) "NET WORKING CAPITAL" shall mean the amount by which current assets (excluding any Intangible Assets, as defined below) exceed current liabilities;

                    (2) "WORKING CAPITAL RATIO" shall mean the ratio of current assets (excluding any Intangible Assets) to current liabilities;

                    (3) "TANGIBLE NET WORTH" shall mean the (i) the sum of stockholders' equity and the principal balance of any debt subordinate to the Senior Loan, less (ii) the book value of Intangible Assets;

                    (4) "DEBT TO TANGIBLE NET WORTH" shall mean the ratio of total liabilities, excluding the principal balance of any debt that is subordinate to the Senior Loan, to Tangible Net Worth;

                    (5) "NET INCOME AFTER TAXES" shall mean, with respect to any fiscal year, net income after provisions for taxes for such fiscal year; and

                    (6) "INTANGIBLE ASSETS" shall mean (i) all loans or advances to, and other receivables owing from, any officers, employees, subsidiaries and other affiliates, (ii) all investments, whether in a subsidiary, a joint venture or otherwise, (iii) goodwill, (iv) any other assets deemed intangible under GAAP; and (v) any other assets determined to be intangible by Holders in its reasonable credit judgment.

               (b) Parent shall maintain each of the following levels of financial performance, measured on a consolidated basis in accordance with
GAAP:

                    (i) Total revenues of not less than $8,000,000, determined for the quarter ending on October 31, 1997 (the "First Quarter"); $8,300,000, determined for the quarter ending on January 31, 1998 (the "Second Quarter"), $9,000,000, determined for the quarter ending on April 30, 1998 (the "Third Quarter"); $9,200,000, determined for the quarter ending on July 31, 1998 (the "Fourth Quarter"); $9,500,000, determined for the quarter ending on October 31, 1998 (the "Fifth Quarter") and quarterly thereafter;

                   (ii) EBITDA of not less than $425,000 for the First Quarter; $525,000 for the Second Quarter; $625,000 for the Third Quarter; $625,000 for the Fourth Quarter; $650,000 for the Fifth Quarter and quarterly thereafter;

                 (iii) The ratio of EBITDA to Total Interest Expense shall be equal to or greater than 1.0:1 for the First Quarter; 1.1:1 for the Second Quarter; 1.2:1 for the Third Quarter, 1.3:1 for the Fourth Quarter; 1.4:1 for the Fifth Quarter; 1.5:1, determined for the quarter ending January 31, 1999 and quarterly thereafter; and

                    (iv) The ratio of Total Debt to EBITDA shall be less than or equal to 8.5:1 for the annualized First Quarter; 7.75:1 for the annualized results of the combined First Quarter and Second Quarter; 7.0:1 for the annualized results of the combined First Quarter, Second Quarter and Third Quarter; 6.5:1 for the combined First Quarter, Second Quarter, Third Quarter and Fourth Quarter; 6.0:1 for the quarter ending October 31, 1998 based on immediately preceding four-quarter period; 5.5:1 for the quarter ending January 31, 1999 based on the immediately preceding four-quarter period; 5.0:1 for each fiscal quarter thereafter, based on immediately preceding four-quarter period.

                    As used in this Section 4.09(b), the following terms shall have the meanings indicated with respect to the Parent, on a consolidated basis:

                    (1)  "EBITDA" shall mean earnings before
interest expense (excluding interest on any trade debt incurred as permitted under Section 5.08), tax expense on federal and state income taxes, depreciation expense, and amortization expense;

                    (2)  "TOTAL INTEREST EXPENSE" shall mean the
aggregate amount of installment interest payments paid or payable in respect of the Debentures and the instruments evidencing the Senior Debt; and

                    (3)  "TOTAL DEBT" shall mean the sum of the
principal amount of the Senior Loan, the Senior Debentures and the Debentures."

     2. Allied hereby waives its right to a collateral assignment of the life insurance policy in the amount of $1,500,000 insuring the life of Everett Keech, as provided for in Section 4.21 of the 1996 Investment Agreement

     3. Allied hereby acknowledges and renders its consent, as required by Section 5.02(b) of the 1996 Investment Agreement, to the winding up of affairs of Pico Products Asia Limited, a Hong
Kong corporation.

     4. Within 90 days of from the date hereof, each subsidiary listed on Schedule A hereto shall take all corporate action necessary for the execution and delivery of the joinders to this amendment in the form set forth as Exhibit A hereto and shall so execute and deliver all such joinders.

     5.   Except as specifically amended hereby, the 1996
Investment Agreement remains in full force and effect in accordance with its terms.

     6. This Amendment to Investment Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument.


                           {SIGNATURES TO FOLLOW}

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Investment Agreement as of the date first above written.

WITNESS/ATTEST:                    "BORROWERS":

                                   PICO PRODUCTS, INC.
                                   a New York corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Gary M. Atkinson                   Charles G. Emley, Jr.
     Assistant Secretary                Chairman and Chief Executive Officer


                                   PICO MACOM, INC.
                                   a Delaware corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Gary M. Atkinson                   Charles G. Emley, Jr.
     Assistant Secretary                Chairman and Chief Executive Officer


                                   "ALLIED":

                                    ALLIED CAPITAL CORPORATION,
                                    a Maryland corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
                                       Carr T. Preston, Principal




                                   ALLIED INVESTEMENT CORPORATION,
                                   a Maryland corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
                                       Carr T. Preston, Principal

                                   ALLIED INVESTMENT CORPORATION II,
                                   a Maryland corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
                                       Carr T. Preston, Principal


                                    ALLIED CAPITAL CORPORATION, II,
                                    a Maryland corporation

By:                                By:
   ----------------------------        ------------------------- (SEAL)
                                       Carr T. Preston, Principal

                             SCHEDULE A

PICO MACOM TAIWAN CO., LTD.

PICO (ST. KITTS) LTD.

PICO (BERMUDA) LTD.

PICOMACOM PRODUTOS DE TELECOMMUNICACAO LTDA.

                                                             EXHIBIT A
                              JOINDER AGREEMENT


     JOINDER AGREEMENT dated as of this ____ day of _____, 1997 by ______________, a ______________ corporation (the "Additional Borrower") and Allied Capital Corporation, Allied Investment Corporation, Allied Investment Corporation II, and Allied Capital Corporation II, each a Maryland corporation (collectively, "Allied").

     BACKGROUND: Pico Products, Inc., a New York corporation (the "Parent"), Pico Macom, Inc., a Delaware corporation ("PMI") and such other subsidiaries of the Parent as have heretofore executed a Joinder Agreement in this form (collectively, the "Current Borrowers") and Allied entered into a certain Investment Agreement dated as of September 12, 1997 (the "Investment Agreement"). Pursuant to the terms of the Investment Agreement the Parent and PMI agreed to cause the Additional Borrower named herein to join in the Amendment to a certain investment agreement by and among Allied and the Borrowers dated November 21, 1996 (the "1996 Investment Agreement"), within 90 days from September 12, 1997, amending the 1996 Investment Agreement.

     NOW, THEREFORE, the Current Borrowers and Additional Borrower each intending to be legally bound hereby, agree with Allied as follows:

     1. DEFINITIONS: All terms used in this Joinder Agreement as defined terms, but not defined herein, shall have the meanings ascribed to them in the Amendment to Investment Agreement dated September 12, 1997.

     2. JOINDER: The Additional Borrower hereby joins in the Amendment to Investment Agreement as a joint and several obligor thereunder and party thereto, subject to all the terms and provisions thereof. From and after the effective date of this Joinder Agreement the term "Borrowers" as defined and used in the Agreement and herein, shall refer to the Additional Borrower as well as to all other Borrowers now or hereafter parties to the Investment Agreement. Without limitation on the foregoing, the Additional Borrower expressly agrees to be jointly and severally liable for all liabilities under the 1996 Investment Agreement and all other amounts which may be presently due thereunder, and hereby ratifies all actions heretofore taken and all Obligations heretofore incurred by the Parent or other of the Borrowers under the Agreement.

     3. EFFECTIVE DATE: This Joinder Agreement shall be effective as of the date first written above.

     4. MISCELLANEOUS: This Joinder Agreement may be executed in two or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original and in making proof of this Joinder Agreement it shall be necessary only to produce sufficient counterparts to evidence the execution by all parties. This Joinder Agreement shall be governed by and construed under the laws of the State of Maryland, and shall bind the successors and assigns of the Parent and the other Borrowers and inure to the benefit of the successors and assigns of Allied.


                        {SIGNATURES TO FOLLOW}

     IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed and delivered by their proper and dully authorized officers as of the date first above written.

WITNESS/ATTEST:                    PICO MACOM TAIWAN CO., LTD.
                                   a Taiwan corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Name:                              Name:
     Title:                             Title:

WITNESS/ATTEST:                    PICO (ST. KITTS) LTD.
                                   a St. Christopher and Nevis corporation

By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Name:                              Name:
     Title:                             Title:

WITNESS/ATTEST:                    PICO (BERMUDA) LTD.
                                   a Bermuda corporation


By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Name:                              Name:
     Title:                             Title:

WITNESS/ATTEST:                    PICOMACOM PRODUCTS DE
                                   TELECOMMUNICACAO LTDA.
                                   a Brazil limited liability company

By:                                By:
   ----------------------------        ------------------------- (SEAL)
     Name:                              Name:
     Title:                             Title: